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                                                                       Exhibit 5

[LOGO OF PAUL HASTINGS]

Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, NE, Ste. 2400, Atlanta, GA 30308-2222 telephone 404-815-2400 / facsimile 404-815-2424 / internet www.paulhastings.com

Costa Mesa / London / Los Angeles / New York / San Francisco / Stamford / Tokyo / Washington, D.C.

                                 June 21, 2001


Star Scientific, Inc.
801 Liberty Way
Chester, Virginia 23836

     Re: Star Scientific, Inc. - Registration Statement on Form S-3
         ----------------------------------------------------------

Ladies and Gentlemen

          This opinion is delivered in our capacity as counsel to Star Scientific, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") initially filed on June 21, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed transfer by certain stockholders of the Company of up to 210,000 shares of common stock, par value $.01 per share (the "Shares").

          In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of and relating to the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals and (c) the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

          Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and that the Shares, when delivered in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.
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Star Scientific, Inc.
June 21, 2001
Page 2


          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                 Very truly yours,

                                 /s/ Paul, Hastings, Janofsky & Walker LLP